Exhibit 20.5
Page 1 of 3

Navistar Financial 1995-A Owner Trust
For the Month of September 1995
Distribution Date of October 20, 1995

Original Pool Amount                  $424,879,281.80

Beginning Pool Balance                $377,759,666.41
Beginning Pool Factor                       0.8890988

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $8,551,955.41
  Interest Collected                    $3,390,544.98

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $125,685.85
Total Additional Deposits                 $125,685.85

Repos/Chargeoffs                        $1,044,025.46
Aggregate Number of Notes Charged Off              47

Total Available Funds                  $12,068,186.24

Ending Pool Balance                   $368,163,685.54
Ending Pool Factor                          0.8665136

Servicing Fee                             $314,799.72

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $22,770,498.69
  Target Percentage                              6.00%
  Target Balance                       $22,089,821.13
  Minimum Balance                       $8,922,464.92
  (Release)/Deposit                      $(680,677.56)
  Ending Balance                       $22,089,821.13

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           2,101,719.42    1,394
    31-60 days                             220,362.64      200
    60+ days                                48,221.34       39

    Total                                2,370,303.40    1,394

  Balances:
    60+ days                             1,253,903.47       39

Memo Item - Reserve Account
  Prior Month                          $22,665,579.98
  + Invest. Income                         104,918.71
  - Transfer to Collections Account              0.00
    Beginning Balance                  $22,770,498.69

Exhibit 20.5
Page 2 of 3

Navistar Financial 1995-A Owner Trust
For the Month of September 1995

                                                              NOTES
                                      TOTAL          CLASS A-1     CLASS A-2    CERTIFICATES
Original
 Pool Amount Dist.:             $424,879,281.80 $80,000,000.00$330,000,000.00 $14,879,281.80
 Distribution Percentages                              100.00%          0.00%          0.00%
 Coupon                                                 5.900%         6.550%         6.850%

Beginning Pool Balance          $377,759,666.41
Ending Pool Balance             $368,163,685.54
Collected Principal               $8,551,955.41
Collected Interest                $3,390,544.98
Charge-Offs                       $1,044,025.46
Liquidation Proceeds/Recoveries     $125,685.85
Servicing                           $314,799.72
Cash Transfer from Reserve Account        $0.00
  Total Collections Available
    for Debt Service             $11,753,386.52

Beginning Balance               $377,759,666.41 $32,880,384.61$330,000,000.00 $14,879,281.80

Interest Due                      $2,047,847.79    $161,661.89  $1,801,250.00     $84,935.90
Interest Paid                     $2,047,847.79    $161,661.89  $1,801,250.00     $84,935.90
Principal Due                     $9,595,980.87  $9,595,980.87          $0.00          $0.00
Principal Paid                    $9,595,980.87  $9,595,980.87          $0.00          $0.00

Ending Balance                  $368,163,685.54 $23,284,403.74$330,000,000.00 $14,879,281.80
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)            0.2910550468   1.0000000000   1.0000000000

Total Distributions              $11,643,828.66  $9,757,642.76  $1,801,250.00     $84,935.90

Interest Shortfall                        $0.00          $0.00          $0.00          $0.00
Principal Shortfall                       $0.00          $0.00          $0.00          $0.00
 Total Shortfall (required from Reserve)  $0.00          $0.00          $0.00          $0.00

Excess Servicing                    $109,557.86

Beginning Reserve Account Balance$22,770,498.69
(Release)/Draw                     $(680,677.56)
Ending Reserve Account Balance   $22,089,821.13

Memo Item - Advances:
 Servicer Advances - Current Month  $620,620.92
 Total Outstanding Servicer Advances$3,028,805.68

Exhibit 20.5
Page 3 of 3

Navistar Financial 1995-A Owner Trust
For the Month of September 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                               5              4              3               2              1
                            May 1995      June 1995      July 1995        Aug 1995      Sept 1995
Beg. Pool Balance        $424,879,281.80$414,608,188.83$404,629,494.13$388,037,002.00$377,759,666.41

A) Loss Trigger:
Principal of Contracts
  Charged off                 $64,933.51    $132,102.43    $314,425.55    $508,479.68 $1,044,025.46
Recoveries                         $0.00          $0.00     $68,497.34    $205,263.52   $125,685.85

Total Charged off
  (Months 5,4,3)             $511,461.49
Total Recoveries
  (Months 3,2,1)              399,446.71
Net Loss/(Recoveries)
  for 3 Mos.                 $112,014.78(a)

Total Balance
  (Months 5,4,3)       $1,244,116,964.76(b)

Loss Ratio [(a/b)(12)]           0.1080%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                               $645,543.16    $581,648.23$1,253,903.47
  As % of Beginning
    Pool Balance                                              0.15954%       0.14990%     0.33193%
  Three Month Average                                         0.13078%       0.16179%     0.21379%

Trigger:
  Is Average> 2.0%                   No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer